Exhibit 10.103

FIFTH AMENDMENT TO

RETIREMENT PLAN

The Retirement Plan adopted by Dollar Thrifty Automotive Group, Inc. (“DTAG”), on December 5, 1998, as amended by First Amendment to Retirement Plan adopted by DTAG on September 23, 1999, Second Amendment to Retirement Plan adopted by DTAG on January 14, 2000, and Adoption, Consent and Third Amendment to Retirement Plan adopted by DTAG as of July 1, 2000, and Fourth Amendment to Retirement Plan adopted by DTAG as of December 2, 2004, (“Plan”) is hereby amended by this Fifth Amendment to Retirement Plan effective as of January 1, 2005.

RECITALS:

Section 409A was added to the Internal Revenue Code of 1986, as amended (“IRC”) by §885 of the American Jobs Creation Act of 2004 and requires certain revisions and amendments to non-qualified deferred compensation plans such as the Plan. It is the intent of DTAG and the Plan to be in good faith compliance with the provisions of §409A of the IRC, the Proposed Regulations under §409A of the IRC published on September 29, 2005, and IRS Notice 2005-1.

1.

Election to Terminate Participation in the Plan and/or Cancel an Outstanding Election.   Prior to December 31, 2005, any Participant may by written instrument terminate participation in the Plan or cancel any or all outstanding deferral elections provided that the amounts subject to termination or cancellation are includable in the income of the Participant in the calendar year 2005 or, if later, in the calendar year in which the amounts are earned and vested.

2.

Contributions in 2005.    Notwithstanding any provisions in the Plan, with respect to any contribution to the Plan in 2005, a Participant may elect a distribution date and form of payment in accordance with the provisions of § 409A of the IRC by submitting the appropriate election form to DTAG on or before December 31, 2005.

This Fifth Amendment was approved by the Human Resources & Compensation Committee of the Board of Directors of DTAG on December 1, 2005, effective as of January 1, 2005.